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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-47415, 33-17488, 33-60196, 333-18135 of The Dress Barn, Inc. on Form S-8 and
in Registration Statement No. 333-25377 on Form S-3 of The Dress Barn, Inc., of our report relating to the financial statements and financial statement schedule of The Dress Barn, Inc. dated October 13, 2004 (March 18, 2005 as to the effects of the restatement discussed in Note 2), which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement to correct the Company's accounting for construction allowances, rent holidays and scheduled rent escalation clauses over the lease term under operating leases as described in Note 2, appearing in this Amended Annual Report on Form 10-K/A of The Dress Barn, Inc. for the year ended July 31, 2004.


/S/ DELOITTE & TOUCHE LLP
Stamford, Connecticut
March 18, 2005


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